Exhibit 99.1

Filed by Mobiv Acquisition Corp.

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-2

under the Securities Exchange Act of 1934

Subject Company: Mobiv Acquisition Corp.

(File No. 001-41464)

Mobiv Acquisition Corp Announces Extension of Deadline to Complete Business Combination

DELAWARE, USA, November 8, 2023 — Mobiv Acquisition Corp (Nasdaq: MOBVU, MOBV, MOBVW) (the “Company”), a special purpose acquisition company, announced today that, on November 7, 2023, it notified the trustee of the Company’s trust account that it was extending the time available to the Company to consummate an initial business combination from November 8, 2023 to December 8, 2023 (the “Extension”). The Extension is the seventh of up to nine one-month extensions permitted under the Company’s governing documents. In connection with such Extension, Mobiv Pte. Ltd. (the “Sponsor”) will deposit an aggregate of $100,000.00 into the Company’s trust account on or before November 8, 2023, on behalf of the Company.

About Mobiv Acquisition Corp

Mobiv Acquisition Corp is a newly incorporated blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with a target business. Mobiv may pursue a business combination target in any industry or geographic region and will invest using the lens of the UN Sustainable Development Goals, which reflect social and environmental mega-trends that are re-shaping our world. https://mobiv.ac/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. No assurance can be given as to the consummation of any business combination or the terms thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Mobiv Acquisition Corp

850 Library Avenue, Suite 204

Newark, Delaware 19711

Attn.: Mr. Peter Bilitsch

Chief Executive Officer

Email: peter.bilitsch@mobiv.ac

Tel.: +13027386680

Investor & Media Contact

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: MOBV@Crescendo-IR.com